                                                                  Exhibit 99


[Anheuser Busch Companies Logo]                                         News



For more information, contact:
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------

                         ANHEUSER-BUSCH COS. REPORTS
                RECORD SALES, EARNINGS FOR FIRST QUARTER 2004
                ---------------------------------------------

          22ND CONSECUTIVE QUARTER OF SOLID DOUBLE-DIGIT EPS GROWTH

         ST. LOUIS, April 28, 2004 - With strong growth from all of its major operating segments, Anheuser-Busch Cos., Inc. achieved record first-quarter sales and earnings results, it was announced today by Patrick Stokes, president and chief executive officer of the company. Stokes made the announcement at the company's annual meeting of shareholders in Orlando, Fla. Consolidated net sales increased 6.0 percent in the first quarter, while earnings per share increased 17.5 percent.

         First-quarter results benefited from a $19.5 million pretax gain ($.015 per share) from the sale of commodity hedges. This gain is reported in other income/(expense) on the consolidated income statement and as such does not impact gross profit or operating income. Earnings per share excluding this gain increased 14.9 percent vs. first quarter 2003.

         "Anheuser-Busch had another excellent quarter and continued its track record of delivering consistent and dependable earnings growth. The company has now achieved 22 consecutive quarters of solid double-digit earnings per share growth. We remain confident in our ability to consistently achieve our double-digit earnings per share growth objective over the long-term and our 12 percent earnings per share growth target for 2004, excluding the benefit of the commodity hedge gain," said Stokes.

                                   -more-



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

First Quarter Earnings
Anheuser-Busch
Add One

         Strong growth in domestic revenue per barrel drove a continued enhancement in profit margins in the quarter. Gross profit margin improved 60 basis points to 40.4 percent compared to the first quarter 2003, while operating margin increased 30 basis points to 23.6 percent. Return on capital employed increased 100 basis points over the past 12 months to 18.8 percent.

         Domestic revenue per barrel grew 3.1 percent in the first quarter 2004 vs. the first quarter 2003. This growth reflects the company's successful implementation of pricing actions on approximately two-thirds of its domestic volume in two phases - October 2003 and February 2004, and continued consumer trading up to the super premium Michelob family.

BEER SALES RESULTS
------------------

         The company's reported beer volume is summarized in the following table:

--------------------------------------------------------------------------------------------------------
                                   Beer Volume (millions of barrels)
--------------------------------------------------------------------------------------------------------
                                                 First Quarter                   2004 vs. 2003
                                        ------------------------------- -------------------------------
                                              2004            2003          Barrels            %
                                        --------------- --------------- --------------- ---------------
Domestic                                           25.1            24.9          Up 0.2         Up 0.8%
International                                       1.9             1.8          Up 0.1         Up 6.1%
                                        --------------- --------------- --------------- ---------------
    Worldwide A-B Brands                           27.0            26.7          Up 0.3         Up 1.2%
Int'l Equity Partner Brands                         4.4             4.3          Up 0.1         Up 1.9%
                                        --------------- --------------- --------------- ---------------
    Total Brands                                   31.4            31.0          Up 0.4         Up 1.3%
                                        =============== =============== =============== ===============
--------------------------------------------------------------------------------------------------------

         Domestic beer sales-to-wholesalers increased 0.8 percent for the first quarter of 2004 vs. the first quarter 2003. Wholesaler sales-to-retailers were up 2.5 percent in the first quarter vs. 2003, including the benefit of leap day, led by the growth of the company's Michelob ULTRA and Bud Light brands.

First Quarter Earnings
Anheuser-Busch
Add Two

         The company's domestic market share (excluding exports) for the first quarter 2004 was 51.7 percent, compared to first quarter 2003 market share of 52.0 percent. The slight decline in market share is due to the timing of 2004 beer shipments. Market share is based on company sales-to-wholesalers. During the quarter, wholesaler sales-to-retailers significantly exceeded the company's shipments to wholesalers, further reducing wholesaler inventory levels. The company expects full-year market share to increase. Domestic market share is based on estimated U.S. beer industry sales using information provided by the Beer Institute and the U.S. Department of Commerce.

         International volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract-brewing agreements, plus exports from the company's U.S. breweries to markets around the world, increased 6.1 percent for the first quarter. Worldwide Anheuser-Busch beer sales volume for the first quarter 2004 rose 1.2 percent, to 27.0 million barrels, vs. first quarter 2003. Worldwide beer volume is comprised of domestic volume and international volume. International Equity Partner brands volume, representing the company's share of its foreign equity partners' volume reported on a one-month lag, increased 1.9 percent for the first quarter of 2004 vs. 2003, contributing to the company's 1.3 percent increase in total brands volume.

FIRST QUARTER 2004 FINANCIAL RESULTS
------------------------------------

         Key operating results for the first quarter 2004 vs. 2003 are summarized below:


----------------------------------------------------------------------------------------------------------------------
                                                                 ($ in millions, except per share)
                                                         -------------------------------------------------------------
                                                               First Quarter                       2004 vs. 2003
                                                         ------------------------           --------------------------
                                                          2004              2003               $                 %
                                                         ------            ------           -------          ---------
Gross Sales                                              $4,003            $3,795           Up $208           Up 5.5%
Net Sales                                                $3,477            $3,281           Up $196           Up 6.0%
Income Before Income Taxes                                 $754              $670            Up $84          Up 12.5%
Equity Income                                               $89               $74            Up $15          Up 19.4%
Net Income                                                 $550              $485            Up $65          Up 13.4%
Diluted Earnings per Share                                 $.67              $.57           Up $.10          Up 17.5%
----------------------------------------------------------------------------------------------------------------------

First Quarter Earnings
Anheuser-Busch
Add Three

     A discussion of financial highlights for the first quarter 2004 follows:

o Net sales increased 6.0 percent compared to the first quarter 2003, driven primarily by a 4.4 percent increase in domestic beer segment net sales (due to higher revenue per barrel and higher volume) along with higher sales in all major operating segments.

o Income before income taxes increased 12.5 percent vs. the first quarter 2003, reflecting improved results for all of the company's operating segments.

     During the first quarter 2004, the company recognized a $19.5 million pretax gain ($.015 per share) from the sale of commodity hedges in place for future years. These hedges were originally placed using estimates for costs to be contained in the renewal of a supply contract. During the quarter, the company lowered its cost estimates, resulting in significant hedge ineffectiveness in compliance with FAS
     133. Due to the hedge ineffectiveness, the company sold the hedges and realized the $19.5 million pretax gain. For business segment reporting purposes, the gain is reported as a corporate item.

     Pretax income for the domestic beer segment was up 7.9 percent for the quarter, reflecting higher revenue per barrel and higher beer sales volume. Domestic beer pretax income for the quarter includes a $19.1 million pretax gain ($.014 per share) related to the sale of two beer wholesaler partnerships. For consolidation reporting purposes, the gain is reported in other income/(expense), net.

First Quarter Earnings
Anheuser-Busch
Add Four

     International beer segment pretax income improved 13 percent in the first quarter vs. 2003 primarily due to volume and profit growth in China and Canada.

     Packaging segment pretax profits were up 9 percent in the first quarter 2004. This increase is primarily due to higher soft drink can volume and improved plant operations.

     Entertainment segment pretax results improved by $9.5 million, up 46 percent compared to the first quarter 2003, primarily due to increased attendance and pricing.

o Equity income increased $15 million in the first quarter 2004 vs. 2003, primarily reflecting the benefit of price increases implemented by Grupo Modelo coupled with volume growth.

o Net income increased 13.4 percent over first quarter 2003. Diluted earnings per share were $.67, an increase of 17.5 percent, compared to the first quarter 2003. Earnings per share excluding the gain on commodity hedges increased 14.9 percent 1/. Earnings per share continue to benefit from the company's ongoing share repurchase program. The company repurchased nearly 11 million shares in the quarter.

         1/                                   Earnings Per Share        Increase
                                            ---------------------       --------
                                               2004        2003
                                            ---------    --------
              Reported                       $.670        $.570           17.5%
              Commodity Hedge Gain           (.015)        --
                                            ---------    --------
              Excluding Hedge Gain           $.655        $.570           14.9%

First Quarter Earnings
Anheuser-Busch
Add Five

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss first-quarter earnings results at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.

                                    # # #

Notes
-----

1. Domestic revenue per barrel is calculated as net sales generated by the company's domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company's breweries to U.S. wholesalers.

2. Return on capital employed is computed as 12 months of net income before after-tax net interest (interest expense less interest capitalized) divided by average net investment. Net investment is defined as total assets less non-debt current liabilities. For 2004, after-tax net interest expense was $235 million, calculated as pretax net interest expense of $379 million less income taxes applied using a 38 percent tax rate. For 2003, after-tax net interest expense was $223 million, calculated as pretax net interest expense of $360 less income taxes applied using a 38 percent tax rate.

         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company disclaims any obligation to update any of these statements. The company's expectations involve significant risks and uncertainties and are based upon many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Further information on factors that could affect the company's future operations, earnings and prospects is included in the company's Forms 10-Q and 10-K.

                 -------------------------------------------------------------------------------------------
                                                ANHEUSER-BUSCH COMPANIES, INC.
                                  COMPARATIVE CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                                                (IN MILLIONS, EXCEPT PER SHARE)
                 -------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                    First Quarter                Change 2004 vs. 2003
                                                                   Ended March 31,                   Fav./(Unfav.)
                                                          -------------------------------  --------------------------------
                                                               2004             2003              $                 %
                                                          ---------------  --------------  ---------------  ---------------
Gross Sales                                                    $4,003.0         $3,794.9           $208.1             5.5

     Excise Taxes                                                (526.0)          (514.3)           (11.7)           (2.3)
                                                          ---------------  --------------  ---------------  ---------------

Net Sales                                                       3,477.0          3,280.6            196.4             6.0

     Cost of Sales                                             (2,073.3)        (1,974.4)           (98.9)           (5.0)

     Marketing, Distribution and
       Administrative Expenses                                   (582.3)          (542.1)           (40.2)           (7.4)
                                                          ---------------  --------------  ---------------  ---------------

Operating Income                                                  821.4            764.1             57.3             7.5

     Interest Expense                                            (101.7)           (98.7)            (3.0)           (3.0)

     Interest Capitalized                                           5.2              4.4              0.8            19.1

     Interest Income                                                1.1              0.1              1.0            N/M

     Other Income/(Expense), Net                                   27.6             (0.2)            27.8            N/M
                                                          ---------------  --------------  ---------------  ---------------

Income Before Income Taxes                                        753.6            669.7             83.9            12.5

     Provision for Income Taxes                                  (292.6)          (259.3)           (33.3)          (12.9)

Equity Income, Net of Tax                                          88.9             74.4             14.5            19.4
                                                          ---------------  --------------  ---------------  ---------------

Net Income                                                       $549.9           $484.8            $65.1            13.4
                                                          ===============  ==============  ===============  ===============

Basic Earnings Per Share                                            $.68             $.58             $.10           17.2
                                                          ===============  ==============  ===============  ===============

Diluted Earnings Per Share                                          $.67             $.57             $.10           17.5
                                                          ===============  ==============  ===============  ===============
---------------------------------------------------------------------------------------------------------------------------
                                                                                                   Increase/(Decrease)
                                                                                           --------------------------------
                                                                                                Amount             %
                                                                                           ---------------  ---------------
Capital Expenditures                                             $199.0           $222.2           $(23.2)          (10.4)
                                                          ===============  ==============  ===============  ===============

Depreciation and Amortization                                    $224.0           $214.5             $9.5             4.4
                                                          ===============  ==============  ===============  ===============

Weighted Average Shares:

     Basic                                                        810.6            840.7            (30.1)           (3.6)
                                                          ===============  ==============  ===============  ===============

     Diluted                                                      820.6            850.5            (29.9)           (3.5)
                                                          ===============  ==============  ===============  ===============
------------------------------------------------------------------------------------------------------------------------------

N/M --- Not Meaningful

                         --------------------------------------------------------------------------------
                                                   ANHEUSER-BUSCH COMPANIES, INC.
                                                         BUSINESS SEGMENTS
                                                    FIRST QUARTER ENDED MARCH 31
                                                           (IN MILLIONS)
                         --------------------------------------------------------------------------------



                         -----------------------------------------------------------------------------------------------------------
                                                                                                             Corporate &
                           Domestic Beer      Int'l Beer       Packaging       Entertain.       Other          Elims.       Consol.
------------------------------------------------------------------------------------------------------------------------------------
2004

Gross Sales                   $3,258.1           193.1            521.4          154.1           10.8          (134.5)     $4,003.0

Net Sales:

- Intersegment                      --              --           $210.1             --            1.0          (211.1)         $ --
- External                    $2,766.4           158.8            311.3          154.1            9.8            76.6      $3,477.0

Income Before
  Income Taxes                  $862.7            22.9             36.8          (11.0)          (4.5)         (153.3)       $753.6

Equity Income                       --           $88.9               --             --             --              --         $88.9

Net Income                      $534.9           103.1             22.8           (6.8)          (2.8)         (101.3)       $549.9
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales                   $3,138.8           166.2            497.0          125.8           12.1          (145.0)     $3,794.9

Net Sales:

- Intersegment                      --              --           $214.5             --            1.1          (215.6)         $ --
- External                    $2,650.7           140.0            282.5          125.8           11.0            70.6      $3,280.6

Income Before
  Income Taxes                  $799.6            20.2             33.8          (20.5)          (2.6)         (160.8)       $669.7

Equity Income                       --           $74.4               --             --             --              --         $74.4

Net Income                      $495.8            86.9             21.0          (12.7)          (1.6)         (104.6)       $484.8
------------------------------------------------------------------------------------------------------------------------------------

             --------------------------------------------------------------------------------
                                       ANHEUSER-BUSCH COMPANIES, INC.
                                   CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                               (IN MILLIONS)
             --------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                                 March 31,              December 31,
                                                                   2004                     2003
                                                             ------------------       -----------------
Assets
Current Assets:
     Cash                                                             $138.4                    $191.1
     Accounts receivable                                               898.1                     669.4
     Inventories:
         Raw materials and supplies                                    367.8                     320.3
         Work in progress                                               99.5                      81.9
         Finished goods                                                239.3                     185.3
           Total inventories                                           706.6                     587.5
     Other current assets                                              176.1                     182.3
                                                             ------------------       -----------------
     Total current assets                                            1,919.2                   1,630.3
Investments in affiliated companies                                  3,213.9                   3,052.0
Plant and equipment, net                                             8,483.9                   8,498.9
Intangible assets, including goodwill of $349.0
   million in both periods                                             497.8                     486.6
Other assets                                                           996.9                   1,021.7
                                                             ------------------       -----------------
           Total Assets                                            $15,111.7                 $14,689.5
                                                             ==================       =================

Liabilities and Shareholders Equity
Current Liabilities:
     Accounts payable                                                 $979.1                  $1,093.7
     Accrued salaries, wages and benefits                              237.0                     288.9
     Accrued taxes                                                     419.1                     163.1
     Other current liabilities                                         363.6                     311.5
                                                             ------------------       -----------------
     Total current liabilities                                       1,998.8                   1,857.2
                                                             ------------------       -----------------
Postretirement benefits                                                464.7                     470.4
                                                             ------------------       -----------------
Debt                                                                 7,532.3                   7,285.4
                                                             ------------------       -----------------
Deferred income taxes                                                1,501.9                   1,462.1
                                                             ------------------       -----------------
Other long-term liabilities                                            894.2                     902.7
                                                             ------------------       -----------------
Shareholders Equity:
     Common stock                                                    1,459.9                   1,457.9
     Capital in excess of par value                                  1,251.9                   1,194.0
     Retained earnings                                              14,307.0                  13,935.4
     Treasury stock, at cost                                       (13,492.7)                (12,939.0)
     Accumulated other comprehensive loss                             (806.3)                   (890.3)
     ESOP debt guarantee                                                --                       (46.3)
                                                             ------------------       -----------------
     Total Shareholders Equity                                       2,719.8                   2,711.7
                                                             ------------------       -----------------
Commitments and contingencies                                           --                        --
                                                             ------------------       -----------------
           Total Liabilities and Shareholders Equity               $15,111.7                 $14,689.5
                                                             ==================       =================

-----------------------------------------------------------------------------------------------------------

                     -------------------------------------------------------------------------------
                                              ANHEUSER-BUSCH COMPANIES, INC.
                                     CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                                       (IN MILLIONS)
                     -------------------------------------------------------------------------------


       -----------------------------------------------------------------------------------------------------------------------

                                                                                      Three Months Ended March 31,
                                                                               -------------------------------------------
                                                                                    2004                       2003
                                                                               ----------------           ----------------
       Cash flow from operating activities:
            Net Income                                                                 $549.9                   $484.8
            Adjustments to reconcile net income to cash provided by
              operating activities:
                Depreciation and amortization                                           224.0                    214.5
                Deferred income taxes                                                    39.8                     16.5
                Undistributed earnings of affiliated companies                          (85.4)                   (57.4)
                Other, net                                                               64.3                     42.9
                                                                               ----------------           ----------------
            Operating cash flow before change in working capital                        792.6                    701.3
                Increase in working capital                                            (199.4)                  (103.5)
                                                                               ----------------           ----------------
            Cash provided by operating activities                                       593.2                    597.8
                                                                               ----------------           ----------------

       Cash flow from investing activities:
            Capital expenditures                                                       (199.0)                  (222.2)
            Acquisitions                                                                (32.9)                    --
                                                                               ----------------           ----------------
            Cash used for investing activities                                         (231.9)                  (222.2)
                                                                               ----------------           ----------------

       Cash flow from financing activities:
            Increase in long-term debt                                                  500.3                    396.9
            Decrease in long-term debt                                                 (200.8)                   (84.0)
            Dividends paid to shareholders                                             (178.3)                  (164.1)
            Acquisition of treasury stock                                              (578.6)                  (609.5)
            Issuance of shares under stock plans                                         43.4                     11.1
                                                                               ----------------           ----------------
            Cash used for financing activities                                         (414.0)                  (449.6)
                                                                               ----------------           ----------------
       Net decrease in cash during the period                                           (52.7)                   (74.0)
       Cash, beginning of period                                                        191.1                    188.9
                                                                               ----------------           ----------------
       Cash, end of period                                                             $138.4                   $114.9
                                                                               ================           ================

       -------------------------------------------------------------------------------------------------------------------